Exhibit 16.2

JONATHON P. REUBEN, CPA An Accountancy Corporation
23440 Hawthorne Blvd., Suite 200 • Torrance, CA 90505 (310) 378-3609 • Fax (310) 378-3709

May 5, 2011

Securities and Exchange Commission

100 F. Street, N.E.

Washington, D.C. 20549

Re:	Power Solutions International, Inc. (formerly known as Format, Inc.) (the “Company”).

Gentlemen:

We have read the statements under the heading “Form 10 Disclosure – Changes in and Disagreements with Accountants on Accounting and Financial Disclosure – Power Solutions International, Inc. (f/k/a Format, Inc.)” of the Company’s Form 8-K dated May 5, 2011 and agree with the statements therein.

Jonathon P. Reuben, CPA,
An Accountancy Corporation